Exhibit 99.1

Midland States Bancorp, Inc. Announces Issuance of $100 Million in Subordinated Notes

Effingham, IL, September 20, 2019 – Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company” or “Midland”) announced today the issuance of $100 million aggregate principal amount of fixed-to-floating rate subordinated notes (the “Notes”), consisting of $72.75 million of 10-year notes (the “10-Year Notes”) and $27.25 million of 15-year notes (the “15-Year Notes”) in a private placement transaction. The proceeds from the issuance will be used to repay a $30.0 million term loan, redeem $40.3 million of subordinated debt on or after the date that debt first becomes callable on June 18, 2020, and for general corporate purposes.

The 10-year Notes have an initial fixed rate of 5.00% per annum, mature on September 30, 2029, and become callable September 30, 2024. The 15-year Notes have an initial fixed rate of 5.50% per annum, mature September 30, 2034, and become callable beginning September 30, 2029.

“We are pleased to take advantage of attractive pricing in the fixed income markets to raise funding to repay our senior debt and be in a position to refinance much of our subordinated debt with less expensive and longer-term funds,” said Jeffrey G. Ludwig, President and Chief Executive Officer of Midland. “This funding also provides us with additional flexibility to continue executing on our organic and acquisitive growth strategies.”

Sandler O’Neill + Partners, L.P. acted as the sole placement agent for the Notes.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2019, the Company had total assets of approximately $5.55 billion and its Wealth Management Group had assets under administration of approximately $3.13 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s financing and use of proceeds from the notes offering. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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CONTACTS:

Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321